As filed with the Securities and Exchange Commission on September 29, 2005
Registration Nos. 333-104463
104463-01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-effective
Amendment No. 6 to FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TOTAL S.A.
TOTAL CAPITAL
(Exact name of Registrants as specified in their charters)
Republic of France
(State or other jurisdiction of Incorporation or organization)
Not Applicable
(I.R.S. Employer Identification Nos.)
Total S.A.
Total Capital
2, place de la Coupole
La Défense 6
92400 Courbevoie
France
011-331-4744-4546
(Address and telephone number of Registrants’ principal executive offices)
CT Corporation System
111 Eighth Avenue,
New York, New York 10011
212-894-8940
(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Jonathan E. Marsh Group U.S. Counsel Total S.A. 2, place de la Coupole La Défense 6 92400 Courbevoie France 011-331-4744-4546	Richard G. Asthalter
Sullivan & Cromwell LLP
24, rue Jean Goujon
75008 Paris
France
011-331-7304-1000

Andrew A. Bernstein
Cleary Gottlieb Steen & Hamilton LLP
12, rue de Tilsitt
75008 Paris
France
011-331-4074-6800	Charles Paris de Bollardière Group Treasurer Total S.A. 2, place de la Coupole La Défense 6 92400 Courbevoie France 011-331-4744-4546
        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

				Amount of
Title of Each Class of Securities to be	Amount to be	Proposed Maximum Offering	Proposed Maximum	Registration
Registered	Registered(1)	Price per Unit(2)(3)	Aggregate Offering Price(2)	Fee

Debt Securities	$4,000,000,000	100%	$4,000,000,000	$323,600(5)

Guarantee of the Debt Securities(4)

(1)	In U.S. dollars or their equivalent in foreign denominated currencies or composite currencies.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	In no event will the aggregate initial public offering price of the securities issued under this Registration Statement exceed $4,000,000,000 or if any Debt Securities are issued (i) at an original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of $4,000,000,000 to the Registrants or (ii) with a principal amount denominated in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of $4,000,000,000.

(4)	Pursuant to Rule 457(n), no separate fee for the Guarantee is payable.

(5)	Previously paid.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE
      The purpose of this Amendment No. 6 is solely to file Exhibit 23.1 and Exhibit 23.2 to this registration statement as set forth below in Item 9 of Part II. No changes have been made to Part I or Items 8 and 10 of the registration statement. Accordingly, they have been omitted.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 9.     Exhibits

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement for Total Capital Guaranteed Debt Securities.*
1.2	Form of Underwriting Agreement for Total S.A. Debt Securities.*
4.1	Form of Indenture, among Total Capital, Total S.A., and JPMorgan Chase Bank, N.A.*
4.2	Form of Indenture, between Total S.A. and JPMorgan Chase Bank, N.A.*
4.3	Form of Debt Securities for Total Capital and Guarantee relating thereto (included in Exhibit 4.1).*
4.4	Form of Debt Securities for Total S.A. (included in Exhibit 4.2).*
4.5	Statuts of Total S.A. (incorporated by reference to Exhibit 1 filed in Total S.A.’s Annual Report on Form 20-F for the fiscal year ended December 31, 2004).*
5.1	Opinion of Alain-Marc Irissou, General Counsel of Total S.A., as to the validity of the Debt Securities and the Guarantees as to certain matters of French law.*
5.2	Opinion of Jonathan E. Marsh, Group U.S. Counsel of Total S.A. as to the validity of the Debt Securities and the Guarantees as to certain matters of United States law.*
8.1	Opinion of Sullivan & Cromwell LLP as to certain matters of French taxation.*
8.2	Opinion of Sullivan & Cromwell LLP as to certain matters of U.S. taxation.*
12.1	Computation of ratio of earnings to fixed charges.*
23.1	Consent of Ernst & Young Audit, concerning financial statements of Total S.A. as of and for the three years ended December 31, 2004.
23.2	Consent of KPMG S.A., concerning financial statements of Total S.A. as of and for the three years ended December 31, 2004.
23.3	Consent of Alain-Marc Irissou, General Counsel of Total S.A. (included in Exhibit 5.1 above).*
23.4	Consent of Jonathan E. Marsh, Group U.S. Counsel of Total S.A. (included in Exhibit 5.2 above).*
23.5	Consent of Sullivan & Cromwell LLP, French tax counsel to Total S.A. and Total Capital (included in Exhibit 8.1 above).*
23.6	Consent of Sullivan & Cromwell LLP, U.S. tax counsel to Total S.A. and Total Capital (included in Exhibit 8.2 above).*
24.1	Powers of attorney.*
25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.*
25.2	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.2 above.*

*	Previously filed.

SIGNATURES OF TOTAL S.A.
      Pursuant to the requirements of the Securities Act of 1933, Total S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Pre-Effective Amendment No. 6 to the Registration Statement (File No. 333-104463) to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on September 29, 2005.

Total S.A.

By:	/s/ Charles Paris de Bollardière

Name: Charles Paris de Bollardière
Title: Treasurer
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 29, 2005.

Signature	Title

Thierry Desmarest* Thierry Desmarest	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

Robert Castaigne* Robert Castaigne	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

Dominique Bonsergent* Dominique Bonsergent	Chief Accounting Officer (Principal Accounting Officer)

Daniel Boeuf	Director

Daniel Bouton* Daniel Bouton	Director

Bertrand Collomb* Bertrand Collomb	Director

Signature		Title

Paul Desmarais, Jr.		Director

Jacques Friedmann* Jacques Friedmann		Director

Professor Bertrand Jacquillat* Professor Bertrand Jacquillat		Director

Antoine Jeancourt-Galignani* Antoine Jeancourt-Galignani		Director

Anne Lauvergeon* Anne Lauvergeon		Director

Lord Levine of Portsoken KBE		Director

Maurice Lippens* Maurice Lippens		Director

Michel Pébereau		Director

Thierry de Rudder* Thierry de Rudder		Director

Jürgen Sarrazin* Jürgen Sarrazin		Director

Serge Tchuruk* Serge Tchuruk		Director

Pierre Vaillaud* Pierre Vaillaud		Director

Robert O. Hammond* Robert O. Hammond		Authorized Representative in the United States

*By:	/s/ Charles Paris de Bollardière Charles Paris de Bollardière Attorney-in-Fact

SIGNATURES OF TOTAL CAPITAL
      Pursuant to the requirements of the Securities Act of 1933, Total Capital certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Pre-Effective Amendment No. 6 to the Registration Statement (File No. 333-104463-01) to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on September 29, 2005.

Total Capital

By:	/s/ Charles Paris de Bollardière

Name: Charles Paris de Bollardière
Title: Chairman, President and Chief
Executive Officer and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 29, 2005.

Signature		Title

/s/ Charles Paris de Bollardière Charles Paris de Bollardière		Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)

Pierre Lefort* Pierre Lefort		Chief Accounting Officer and Director (Principal Financial and Accounting Officer)

Dominique Bonsergent* Dominique Bonsergent		Director

Mathieu Faury* Mathieu Faury		Director

Marc Formery* Marc Formery		Director

Hervé Jaskulké* Hervé Jaskulké		Director

Robert O. Hammond* Robert O. Hammond		Authorized Representative in the United States

*By:	/s/ Charles Paris de Bollardière Charles Paris de Bollardière	Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement for Total Capital Guaranteed Debt Securities.*
1.2	Form of Underwriting Agreement for Total S.A. Debt Securities.*
4.1	Form of Indenture, among Total Capital, Total S.A., and JPMorgan Chase Bank, N.A.*
4.2	Form of Indenture, between Total S.A. and JPMorgan Chase Bank, N.A.*
4.3	Form of Debt Securities for Total Capital and Guarantee relating thereto (included in Exhibit 4.1).*
4.4	Form of Debt Securities for Total S.A. (included in Exhibit 4.2).*
4.5	Statuts of Total S.A. (incorporated by reference to Exhibit 1 filed in Total S.A.’s Annual Report on Form 20-F for the fiscal year ended December 31, 2004).*
5.1	Opinion of Alain-Marc Irissou, General Counsel of Total S.A., as to the validity of the Debt Securities and the Guarantees as to certain matters of French law.*
5.2	Opinion of Jonathan E. Marsh, Group U.S. Counsel of Total S.A. as to the validity of the Debt Securities and the Guarantees as to certain matters of United States law.*
8.1	Opinion of Sullivan & Cromwell LLP as to certain matters of French taxation.*
8.2	Opinion of Sullivan & Cromwell LLP as to certain matters of U.S. taxation.*
12.1	Computation of ratio of earnings to fixed charges.*
23.1	Consent of Ernst & Young Audit, concerning financial statements of Total S.A. as of and for the three years ended December 31, 2004.
23.2	Consent of KPMG S.A., concerning financial statements of Total S.A. as of and for the three years ended December 31, 2004.
23.3	Consent of Alain-Marc Irissou, General Counsel of Total S.A. (included in Exhibit 5.1 above).*
23.4	Consent of Jonathan E. Marsh, Group U.S. Counsel of Total S.A. (included in Exhibit 5.2 above).*
23.5	Consent of Sullivan & Cromwell LLP, French tax counsel to Total S.A. and Total Capital (included in Exhibit 8.1 above).*
23.6	Consent of Sullivan & Cromwell LLP, U.S. tax counsel to Total S.A. and Total Capital (included in Exhibit 8.2 above).
24.1	Powers of attorney.*
25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.*
25.2	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.2 above.*

*	Previously filed.